SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                             ----------------------

                                November 16, 1999
                        (Date of earliest event reported)

                               COMCAST CORPORATION
               (Exact name of registrant as specified in charter)



      Pennsylvania                    0-6983                   23-1709202
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                           Identification No.)



1500 Market Street, Philadelphia, Pennsylvania                   19102-2148
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number including area code:          (215) 665-1700

ITEM 5.  Other Events.

           On November 16, 1999, Comcast Corporation ("Comcast") issued a press release announcing that it has entered into a definitive agreement to purchase
Lenfest Communications, Inc. ("Lenfest") the nation's ninth largest cable television operator. In the agreement, Lenfest stockholders will receive approximately 116 million shares of Comcast Class A Special Common Stock, subject to adjustment, in consideration for their Lenfest shares. In addition, Comcast will assume outstanding Lenfest debt and liabilities of approximately $1.5 billion in connection with the transaction. A press release announcing the agreement was issued by Comcast on November 16, 1999. The information contained in the press release is incorporated herein by reference. The press release is attached hereto as Exhibit 99.1.

ITEM 7.  Financial Statements and Exhibits.

          (c) Exhibits:

          99.1   Press Release dated November 16, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COMCAST CORPORATION



                                        By: /s/  Joseph J. Euteneuer
                                            Joseph J. Euteneuer
                                            Vice President and
                                            Corporate Controller




Date:  November 17, 1999

                                  EXHIBIT INDEX

Exhibit No.                                    Exhibit
99.1                    Press Release dated November 16, 1999.